Exhibit 10.5

Notification of Approval from Industrial and Commercial Bank of China

Notification Serial Number: ICBC20240325005P

Notification Number: Enterprise Finance 202403250054

Notification Status: Valid

Application Method: New

Notification Type: Main Credit Approval Notification

To: Industrial and Commercial Bank of China, Ningbo National High-Tech Branch

Your institution’s application for the main credit approval of “Rubber Leaf Sealing Products (Zhejiang) Co., Ltd” (application serial number ICBCAP2024031005D) has been received.

1.	Borrower (Customer Name): Rubber Leaf Sealing Products (Zhejiang) Co., Ltd.

2.	Loan Elements:

1)	Currency: Chinese Yuan (RMB)
2)	Approved Credit Amount (CNY): 56,000,000.00
3)	Approved Exposure Amount (CNY): 56,000,000.00
4)	Start Date of Principal Credit Approval: March 25, 2024
5)	Expiry Date of Principal Credit Approval: March 25, 2026
6)	Whether to use a technology flow model: No
7)	Industry Chain Attribution: None
8)	Main Approved Guarantee Method: 202-Enterprise Asset Guarantee
9)	Other Approved Guarantee Methods: None
10)	Guarantee Details:
11)	Approval Opinion 1: Approve to grant the borrower a credit line of 56 million Chinese Yuan, with a term of two years. The borrower is allowed to use the credit facility on a revolving basis. The financing purpose is for the borrower’s own business operations. The guarantee for this credit facility is the land located at No. 1 Qixing Road, Chuan Lake Street, Fenghua District, Ningbo City. Real Estate Certificate Number: Zhe (2023) Ningbo City (Fenghua) Real Estate Rights No. 12657. There are no additional guarantee methods.
12)	Approval Opinion 2:

3.	Preconditions for Disbursement:

In addition to completing relevant procedures according to the relevant regulations and management methods of the Bank, the following conditions should also be fulfilled:

1)	Complete, legal, and valid credit and guarantee procedures must be processed.
2)	Credit funds are strictly limited to the applicant’s trade procurement and must not be used for equity investments, fixed asset investments, or fund lending to ensure compliance with legal and regulatory requirements.
3)	Strengthen verification and supervision of the end-use of credit funds by our bank, and carefully review the genuine trade background of specific business transactions under the credit.

4.	Post-loan Management Requirements:

1)	Closely monitor the flow of credit funds, track the flow of funds and logistics under procurement contracts and sales contracts, and ensure that financing funds are strictly used for the applicant’s daily operational turnover.
2)	Operating units should pay attention to the applicant’s business operations, increase the frequency of post-loan inspections, issue timely warnings or recover loans from our bank in case of risks. Use this credit line reasonably and prudently according to the applicant’s actual operational needs, ensuring the primary repayment source.
3)	Implement invoices within one month after disbursement to ensure the authenticity of the transaction background.
4)	Further explore business depth, expand the business chain, and deepen product portfolios.
5)	Request additional guarantees from entities with the ability to provide guarantee assurances.

(The above are only specific management requirements for this project and cannot replace post-loan management.)

5.	Credit Business Variety Group Control Conditions:

6.	Institutional Group Control Conditions:

Copy to:

Final Approval Authority: Industrial and Commercial Bank of China

Final Approval Date: March 25, 2024

Printing Institution: Industrial and Commercial Bank of China, Ningbo National High-tech Branch

Printer: Huang, Junfei

Printing Time: March 25, 2024, 17:26